Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-264553 and 333-264553-01) of Helmerich & Payne, Inc. and Helmerich & Payne International Drilling Co.;

(2) Registration Statement (Form S-8 No. 333-176911) pertaining to the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan;

(3) Registration Statement (Form S-8 No. 333-213053) pertaining to the Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan;

(4) Registration Statement (Form S-8 No. 333-237161) pertaining to the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan;

(5) Registration Statement (Form S-8 No. 333-264546) pertaining to the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan; and

(6) Registration Statement (Form S-8 No. 333-277456) pertaining to the Helmerich & Payne, Inc. 2024 Omnibus Incentive Plan

of our report dated 4 April 2025, relating to the consolidated financial statements of KCA Deutag International Limited as of and for the years ended 31 December 2024 and 2023 appearing in this Current Report on Form 8-K/A of Helmerich & Payne, Inc.

/s/ Ernst & Young LLP

Aberdeen, United Kingdom
4 April 2025